Exhibit 10.2

REPLACEMENT DEMAND NOTE

$10,000,000.00	April 19, 2010

ON WRITTEN DEMAND, provided that the undersigned shall have fourteen (14) business days to honor any written demand for payment hereunder (or, if no written demand is made, on April 19, 2011), for value received, the undersigned, LIGHTING SCIENCE GROUP CORPORATION, a Delaware corporation, promises to pay to the order of BANK OF MONTREAL (the “Lender”) at its offices at 115 South LaSalle Street, Chicago, Illinois, the principal sum of Ten Million and 00/100 Dollars ($10,000,000.00) or, if less, the principal amount of Loans and reimbursement obligations with respect to letters of credit (as and to the extent required pursuant to application and reimbursement agreements therefor) outstanding under the Bank of Montreal Loan Authorization Agreement referred to below together with interest payable at the times and at the rates and in the manner set forth in the Bank of Montreal Loan Authorization Agreement referred to below.

This Note evidences borrowings by and other extensions of credit for the account of the undersigned under that certain Bank of Montreal Loan Authorization Agreement dated as of July 25, 2008, between the undersigned and the Lender, as amended; and this Note and the holder hereof are entitled to all the benefits provided for under the Bank of Montreal Loan Authorization Agreement, to which reference is hereby made for a statement thereof. The undersigned hereby waives presentment and notice of dishonor. The undersigned agrees to pay to the holder hereof all court costs and other reasonable expenses, legal or otherwise, incurred or paid by such holder in connection with the collection of this Note. It is agreed that this Note and the rights and remedies of the holder hereof shall be construed in accordance with and governed by the laws of the State of New York.

This Note is issued in substitution and replacement for, and evidences all of the indebtedness previously evidenced by that certain Demand Note of Lighting Science Group Corporation dated as of March 15, 2010, as amended, payable to the Lender in the face principal amount of $25,000,000.00.

[SIGNATURE PAGE TO FOLLOW]

LIGHTING SCIENCE GROUP CORPORATION

By:	/s/ Jonathan Cohen
	Name:	Jonathan Cohen
	Title:	VP and Chief Accounting Officer

Replacement Demand Note Signature Page